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                                                                      Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated April 10, 2001, included in Coldwater Creek Inc.'s Form 10-K for the fiscal year ended March 3, 2001 into Coldwater Creek Inc.'s previously filed Registration Statement on Form S-8 (File No. 333-60099).

/s/ ARTHUR ANDERSEN

Boise, Idaho
June 1, 2001